Exhibit 4.4

SPECIMEN THIS CERTIFIES THAT IS THE OWNER OF VINFAST AUTO LTD. INCORPORATED IN THE REPUBLIC OF SINGAPORE WITH LIMITED LIABILITY UNDER THE COMPANIES ACT OF 1967 OF SINGAPORE (COMPANY REGISTRATION NO.: 201501874G REGISTERED ADDRESS: 61 ROBINSON ROAD, #06-01, ROBINSON ROAD, SINGAPORE 068893 TRANSFER AGENT AND REGISTRAR: COMPUTERSHARE TRUST COMPANY, N.A. 150 ROYALL STREET, CANTON, MA 02021, UNITED STATES SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION FULLY PAID ORDINARY SHARES DIRECTOR ORDINARY SHARES CUSIP VINFAST AUTO LTD. DIRECTOR / COMPANY SECRETARY / AUTHORIZED SIGNATORY WITNESS seal of the company and the facsimile signatures of the duly authorized officers of the company. transferable on the Branch Register of Members of the Company by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate and the form of share transfer on the reverse side being properly endorsed. This certificate and the shares represented hereby are are subject to the constitution of the company, as now or as hereafter ameded. This Certificate is not valid until countersigned by the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM—as tenants in common UNIF GIFT MIN ACT Custodian TEN ENT—as tenants by entireties (Cust) (Minor) JT TEN—as joint tenants with right of survivorship and not as tenants under Uniform Gifts to Minors in common Act TTEE—trustee under Agreement dated (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER INDENTIFYING NUMBER OF ASSIGNEE Ordinary Shares represented by this certificate and do hereby irrevocably constitute and appoint ,Attorney, to transfer the said shares on the books of the within-named Company with full power of substitution in the premises. DATED NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsover. SIGNATURE GUARANTEED: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.